SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549
                          _________

                           FORM 8-K



                        CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934



 Date of Report (Date of earliest event reported): December 19,
                              1997



             COMPUTER OUTSOURCING SERVICES, INC.
    (Exact name of registrant as specified in its charter)

         New York          0-20824      13-3252333
     (State or other       (Commis     (IRS Employer
     jurisdiction of         sion     Identification
      incorporation)         File          No.)
                             No.)
   360 West 31st Street                    10001
    New York, New York                  (Zip Code)
  (Address of principal
    executive offices)


Registrant's telephone number, including area code: (212) 564-3730

Item 2.  Acquisition or Disposition of Assets.

      On December 19, 1997, Computer Outsourcing Services, Inc. (the "Company") consummated the sale of all of the outstanding capital stock of Daton Pay USA, Inc., Pay USA of New Jersey, Inc., NEDS, Inc. and Key-ACA, Inc., all wholly-owned subsidiaries of the Company comprising its payroll processing division, to Zurich Payroll Operations Limited (the "Purchaser") for a purchase price of $14,400,000. The consideration received by the Company from the Purchaser included a $750,000 promissory note due July 15, 1999. Additionally, the purchase price is subject to subsequent adjustment. The Company plans to use the proceeds from the sale to expand its information processing services business and to repay outstanding debt.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


(b)  Pro Forma Financial Information.

  To be supplied by Amendment.


(c)  Exhibits.

     10 - Stock Purchase Agreement, dated as of December 19, 1997, among Zurich Payroll Operations Limited, Computer Outsourcing Services, Inc., Daton Pay USA, Inc., Pay USA of New Jersey, Inc., NEDS, Inc. and Key-ACA, Inc.

                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Computer Outsourcing Services, Inc.
                                                  (Registrant)



January 5, 1998                         /s/ Zach Lonstein
                                   Zach Lonstein
                                   Chief Executive Officer